UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 22, 2022
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure.
A press release related to the entry into the definitive transaction agreements in connection with the Joint Venture with Chevron Corporation, as described in Item 8.01 of this Current Report on Form 8-K, is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.
The information in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 - Other Events.
Joint Venture with Chevron Corporation

On February 22, 2022, Bunge Limited ("Bunge") announced that Bunge North America, Inc., its wholly-owned subsidiary, entered into definitive transaction agreements with Chevron U.S.A. Inc., a subsidiary of Chevron Corporation ("Chevron"), to create a joint venture (the "Joint Venture") that is expected to create renewable feedstocks by leveraging Bunge’s expertise in oilseed processing and farmer relationships and Chevron’s expertise in fuels manufacturing and marketing. The joint venture may also explore opportunities in other renewable feedstocks and feedstock pretreatment. Bunge had previously announced on September 2, 2021 that it had entered into a non-binding memorandum of understanding with Chevron regarding the Joint Venture.

Pursuant to the terms of the transaction agreements, Bunge will contribute its soybean processing plants in Destrehan, Louisiana and Cairo, Illinois and Chevron will contribute approximately $600 million in cash to the Joint Venture. Bunge will operate the facilities of the Joint Venture and Chevron will have purchase rights for the oil to use as a renewable feedstock to manufacture transportation fuels with lower lifecycle carbon intensity.

The finalization of the Joint Venture is subject to customary closing conditions, including regulatory approval.

Redemption of 4.350% Senior Notes due 2024

On February 23, 2022, Bunge Limited Finance Corp. ("BLFC"), a wholly-owned subsidiary of Bunge Limited ("Bunge"), issued a notice of redemption for all of the issued and outstanding 4.350% Senior Notes due 2024 issued by BLFC and guaranteed by Bunge (the “Notes”). The redemption date for the Notes will be March 10, 2022 (the "Redemption Date"). As of December 31, 2021, $600 million aggregate principal amount of the Notes were outstanding.

The redemption price for the Notes will be calculated in accordance with the indenture governing the Notes and will be equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) a "make-whole" amount calculated in accordance with the terms of the indenture, which is based on the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, plus accrued and unpaid interest, if any, on the Notes to the Redemption Date.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements, which include those related to the Joint Venture and the expected redemption of the Notes, are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements, which are described in our Securities and Exchange Commission ("SEC") filings, including those set forth in the Risk Factors section and under the heading "Cautionary Statement Regarding Forward

Looking Statements" in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. You are cautioned not to place undue reliance on Bunge’s forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release announcing Joint Venture, dated February 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022

BUNGE LIMITED

By:	/s/ John W. Neppl
Name:	John W. Neppl
Title:	Executive Vice President, Chief Financial Officer